AMENDED BY-LAWS
                                       OF
                           EQUITY CAPITAL GROUP, INC.

                               ARTICLE I - OFFICES

     The principal office of the corporation in the State of Nevada shall be located at 318 N. Carson Street, Suite 208, in the city of Carson City. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

                            ARTICLE II - STOCKHOLDERS

1. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the 2nd Tuesday of August in each year, beginning with the year 1997 at the hour of 1 o'clock P.M. local time for the purpose of the election of directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by a director, and shall be called by the president at the request of the holders of not less than twenty-five (25%) percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3. PLACE OF MEETING. The directors may designate any place, either within or without the state unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting being called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by the direction of the president, or secretary, or the director calling the meeting. If mailed', such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

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5.   CLOSING OF  TRANSFER  BOOKS OR FIXING OF RECORD  DATE.  For the  purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, of stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case twenty (20) days. If the stock transfer books be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least the notice period as set forth in paragrah 4 but not to exceed twenty (20) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than the notice period as set forth in paragraph 4. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting may be waived in writing and will be waived by any stockholder by his/her attendance therat in person or by proxy. Any stockholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

7. VOTING LIST. The officer of agent having charge of the stock transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of the ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

8. QUORUM. At any meeting of stockholders fifty-one percent (51%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the outstanding shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


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9.   PROXIES.  At all meetings of the  stockholders,  a stockholder  may vote by proxy executed in writing by the stockholder or by his duly authorized attomey-in-fact Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

10. VOTING. Each shareholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of Nevada.

11.  ORDER  OF  BUSINESS.   The  order  of  business  at  all  meetings  of  the
     stockholders, shall be as follows:

           a.       Roll Call.
           b.       Proof of notice of meeting or waiver of notice.
           C.       Reading of minutes of preceding meeting.
           d.       Reports of Officers.
           e.       Reports of Committees.
           f.       Election of Directors.
           9.       Unfinished Business.
           h.       New Business.

12. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided by law, any action required to be taken at a meeting of the stockholder, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholder e holding a majority of the outstanding shares of the Corporation ntitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of the State of Nevada.

2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be a minimum of one (1) and a maximum of (7) seven. Each director shall hold office until the next annual meeting of stockholders and until his successor shall has been elected and qualified.

3. REGULAR MEETINGS. A regular meeting of the board of directors, shall be held without notice immediately after, and at the same place as, the annual meeting of stockholders. Regular meetings of the board of directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the board of directors. No notice of regular meetings of the board of directors shall be necessary.


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4.   SPECIAL MEETINGS.  Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5. NOTICE OF SPECIAL MEETING. Notice of any special meeting of the board of directors shall be given at least one day previously thereto by written notice delivered personally, or by facsimile or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when delivered to the address of the director. The attendance of a director at a meeting or waiver of notice by mail, telegram, facsimile, telephone or personal communication shall constitute a waiver of notice of such meetin& except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6. QUORUM. At any meeting of the board of directors fifty percent (50%) shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board for any reason except the removal of directors without cause may be filled by a vote of the majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9. REMOVAL OF DIRECTORS. Any and all of the directors may be removed for cause by vote of the stockholders or by action of the board of directors. Directors may be removed without cause only by vote of the stockholders.

10. RESIGNATION. A director may resign at any time by giving written notice to the board of directors, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11. COMPENSATION. No compensation shall be paid to directors, as such, for their services, but by resolution of the board of directors a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Bonus options may be rewarded directors for their service on the board of directors.



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12.  EXECUTIVE AND OTHER  COMMITTEES.  The board,  by resolution,  may designate from among its members an executive committee and other committees, each consisting of one (1) or more directors. Each such committee shall serve at the pleasure of the board.

13. PRESUMPTION OF ASSENT. A director who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shallbe entered in the minutes of the meeting or unless he/she shall file his/her written dissent to swuch action with the person acting as the secretary of the meeting before the adjournemmnt thereof or shall forware such dissent by regiwstered mail to the secretary of the Corporation imme

                              ARTICLE IV - OFFICERS

1. NUMBER. The officers of the corporation shall be the president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. REMOVAL. Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed.

4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5. PRESIDENT. The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the directors or by these ByLaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6. CHAIRMAN OF THE BOARD. In the absence of the president or in the event of his death, inability or refusal to act, the chairman of the board of directors shall assume the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president The chairman of the board of directors shall perform such other duties as from time to time may be assigned to him by the directors.



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7.   SECRETARY. The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8. TREASURER. If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such money in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9. SALARIES. The salaries of the officers shall be fixed from time to time by the directors; and no officer shall be prevented from receiving such salary by reason of fact that he is also a director of the corporation.

                                ARTICLE V - STOCK

1. CERTIFICATES. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the Corporation by its President or Vice President and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation, or with a facsimile thereof. The signatures of the Corporation's officers on such certificates may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

2. NEW CERTIFICATES. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificates is issued, shall be surrendered for cancellation, except as provided in paragraph 2 of this Article V.

     In case of loss or destruction of any certificate evidencing shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond, when in the judgmen of the board of directors it is proper to do so.




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3.   RESTRICTIONS  OF  TRANSFER.  No  certificate  shall be issued or  re-issued without a restriction of transferability clearly imprinted thereupon unless registered as required by law or an exemption from registration is available.

                ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

1. CONTRACTS. The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

                            ARTICLE VII -FISCAL YEAR

     The fiscal year of the corporation shall begin on the 1st day of January each year.

                            ARTICLE VIII - DIVIDENDS

     The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                           ARTICLE IX - CORPORATE SEAL

     The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal."

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             ARTICLE X - INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
     fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's condduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a pary to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corpoation, or is or was serving at the request of the corpration as a director, trustee, officer, employee or agent of any other corporation, partnershi[p, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstanes of the case, such person is fairly and reasonably entitled to indmenity for such expenses as such court shall deem proper. The termination of any action, suit or porceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

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



4. AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or by the shareholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

5. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of shareholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8.   "CORPORATION"  DEFINED.  For  purpose  of this  action,  references  to the
     "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

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


                          ARTICLE X - WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTTCLE XI - AMENDAUNTS

     These by-laws may be altered, amended or repealed and new By-Laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.



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